EXHIBIT 99.2 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt - CFO(480) 792-7804 Gordon Parnell - Vice President of Business Development and Investor Relations(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES
FOURTH QUARTER AND
FISCAL YEAR 2012 FINANCIAL RESULTS

•	FOR FISCAL YEAR 2012:

▪	NET SALES OF $1.383 BILLION

▪	ON A GAAP BASIS:

•	GROSS MARGIN OF 57.3%; OPERATING INCOME OF $396.5 MILLION; NET INCOME OF $336.7 MILLION AND 24.3% OF NET SALES; EPS OF $1.65 PER DILUTED SHARE

▪	ON A NON-GAAP BASIS:

•	GROSS MARGIN OF 58.2%; OPERATING INCOME OF $447.4 MILLION; NET INCOME OF $383.7 MILLION AND 27.7% OF NET SALES; EPS OF $1.89 PER DILUTED SHARE

•	FOR THE QUARTER ENDING MARCH 31, 2012:

▪	NET SALES OF $338.9 MILLION, UP 3.0% SEQUENTIALLY

▪	ON A GAAP BASIS:

•
GROSS MARGIN OF 57.2%; OPERATING INCOME OF $93.9 MILLION; NET INCOME OF $80.6 MILLION AND 23.8% OF NET SALES; EPS OF 39 CENTS PER DILUTED SHARE. THERE WAS NO PUBLISHED FIRST CALL ESTIMATE FOR GAAP EPS.

▪	ON A NON-GAAP BASIS:

•
GROSS MARGIN OF 58.1%; OPERATING INCOME OF $108.0 MILLION; NET INCOME OF $94.3 MILLION AND 27.8% OF NET SALES; EPS OF 46 CENTS PER DILUTED SHARE. THE FIRST CALL PUBLISHED ESTIMATE WAS 45 CENTS FOR NON-GAAP EPS.

▪	RECORD QUARTERLY SHIPMENTS OF 50,405 DEVELOPMENT TOOLS.

CHANDLER, Arizona – May 1, 2012 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, analog and Flash-IP solutions, today reported results for the three months and fiscal year ended March 31, 2012 as summarized in the following table:

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2012 Financial Results

	Three Months Ended March 31, 2012				Year Ended March 31, 2012
(in millions, except earnings per diluted share and percentages)	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$338.9		$338.9		$1,383.2		$1,383.2
Gross Margin	$193.9	57.2%	$196.9	58.1%	$792.4	57.3%	$804.9	58.2%
Operating Income	$93.9	27.7%	$108.0	31.9%	$396.5	28.7%	$447.4	32.3%
Other Expense including Gains/Losses on Equity Method Investments	$2.0		$0.1		$16.8		$7.4
Income Tax Expense (benefit)	$11.3		$13.6		$43.0		$56.3
Net Income	$80.6	23.8%	$94.3	27.8%	$336.7	24.3%	$383.7	27.7%
Earnings per Diluted Share[2]	39 cents		46 cents		$1.65		$1.89
1See the “Use of Non-GAAP Financial Measures” section of this release.

[2]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

Net sales for the fourth quarter of fiscal year 2012 were $338.9 million, up 3.0% sequentially from net sales of $329.2 million in the immediately preceding quarter, and down 10.8% from net sales of $380.0 million in the prior year’s fourth quarter. GAAP net income for the fourth quarter of fiscal year 2012 was $80.6 million, or 39 cents per diluted share, up 4.1% from GAAP net income of $77.5 million, or 38 cents per diluted share, in the immediately preceding quarter, and down 38.3% from GAAP net income from continuing operations of $130.6 million, or 65 cents per diluted share, in the prior year’s fourth quarter. In the fourth quarter of fiscal 2012, GAAP net income includes a special charge for a patent license settlement of $1.5 million. In the fourth quarter of fiscal 2011, GAAP net income includes a special charge of $0.2 million and a one-time favorable tax benefit of $24.4 million which includes the settlement of an IRS audit for tax years through March 31, 2008, and other one-time tax events.

Non-GAAP net income for the fourth quarter of fiscal year 2012 was $94.3 million, or 46 cents per diluted share, up 10.4% from non-GAAP net income of $85.4 million, or 42 cents per diluted share, in the immediately preceding quarter, and down 20.7% from non-GAAP net income from continuing operations of $119.0 million, or 59 cents per diluted share, in the prior year’s fourth quarter. For the fourth quarters of fiscal 2012 and fiscal 2011,

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2012 Financial Results

our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, earn out adjustments and legal and other general and administrative expenses associated with acquisitions), patent license settlements, non-recurring tax events, and non-cash interest expense on our convertible debentures. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Net sales for the fiscal year ended March 31, 2012 were $1.383 billion, a decrease of 7.0% from net sales of $1.487 billion in the prior fiscal year. On a GAAP basis, net income for the fiscal year ended March 31, 2012 was $336.7 million, or $1.65 per diluted share, a decrease of 21.5% from net income from continuing operations of $429.2 million, or $2.20 per diluted share in the prior fiscal year.

On a non-GAAP basis, consolidated net income for the fiscal year ended March 31, 2012 was $383.7 million, or $1.89 per diluted share, a decrease of 17.0% from net income from continuing operations of $462.3 million, or $2.39 per diluted share, in the prior fiscal year.

“Our March quarter results were consistent with the guidance we provided on February 2, 2012 and marked our 86th consecutive quarter of profitability,” said Steve Sanghi, President and CEO. “The March quarter was a transitional quarter for us as we returned to sequential growth in revenue, gross margin and profits. We went into this down cycle one quarter earlier than most of the semiconductor industry and we predicted we would come out of this cycle a quarter earlier than most. Based on the results of many of our industry peers, this prediction has played out exactly as we expected.”

Mr. Sanghi added, “With revenue up sequentially 3% in the March quarter, our results turned out to be good in an otherwise seasonally weak period impacted by the Lunar New Year holidays in Asia. On a Non-GAAP basis, gross margin improved by 133 basis points sequentially, operating profit was up by 7.6% sequentially and operating profit percentage was 31.9% of sales. This was an excellent result for a transitional quarter and we believe the results will continue to improve in fiscal 2013. We believe our inventory levels and short lead times, combined with our strong product portfolio have positioned us well to gain market share in our microcontroller and analog product lines.”

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2012 Financial Results

“Our microcontroller business was up 5.5% on a sequential basis in the March quarter, with both 8-bit and 16-bit product line revenue up sequentially,” said Ganesh Moorthy, Chief Operating Officer. “Our 16-bit business was up 19.3% sequentially in the March quarter, as our business recovered sharply from the inventory correction many of our customers went through over the last three quarters. Despite the broad-based market weakness, our strong design win momentum enabled us to overcome the macro trend and significantly outgrow the market.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “Microchip’s inventory at March 31, 2012 was $217.3 million or 137 days, flat to the prior quarter levels. Inventory at our distributors was 31 days which is down 4 days from the prior quarter level. As measured in days, our distributors have the lowest level of inventory that they have held in the last ten years.”

Mr. Sanghi concluded, “We entered the June quarter with a stronger backlog position than what we entered the March quarter with and bookings have continued to be good. We expect revenue in the June quarter to be up between 3 and 7 percent sequentially and are forecasting improvements in gross margin, operating margin and earnings per share.”

Microchip also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 35 cents per share. The quarterly dividend is payable on May 31, 2012 to stockholders of record on May 17, 2012.

Microchip’s Recent Highlights:

•	The Company was named a finalist in the EE Times/EDN ACE Awards for its MPLAB® X IDE, in the Software category, and for its MTD6505 Fan Driver in the Analog ICs category.

•
Building on the success of its MPLAB X IDE, Microchip’s introduced the new MPLAB XC, which is a simplified C compiler line that provides the best execution speed and code size for all PIC® MCUs and dsPIC® DSCs.

•
Microchip shipped a record 50,405 development systems during the quarter, demonstrating the continued strong interest in its products. The total cumulative number of development systems shipped now stands at 1,293,567.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2012 Financial Results

•
The Company acquired Ident Technology AG, a German based company that is developing advanced gesture recognition solutions. This acquisition builds upon Microchip’s strengths in proximity, touch sense and touch screen controller solutions for the embedded market.

•	The Company acquired Roving Networks to expand its wireless offerings with additional embedded Wi-Fi® capabilities and new Bluetooth® connectivity options for PIC microcontrollers.

•	In other wireless news, Microchip continued to grow the portfolio of RF products with its smallest front-end module for 802.11b/g/n Wi-Fi, as well as Bluetooth systems.

•
Microchip demonstrated continued investment in its primary 8-bit product line with two new families that feature high levels of cost-effective advanced analog and digital integration, including 12-bit ADC, 8-bit DAC, op amps, high-speed comparators, eXtreme Low Power technology, a Complementary Output Generator peripheral that provides non-overlapping, complementary waveforms for inputs, and a 16-bit PWM with the industry’s highest level of advanced control.

•
Microchip continued filling out its 16-bit MCU portfolio on both ends of the spectrum, with its new lowest-cost PIC24 Lite line for consumer, medical and safety/security applications on one end, and the upgrade of its enhanced-core dsPIC33E and PIC24E to 70 MIPS performance, on the other end. To enable advanced remote-control designs using its 16-bit MCUs and ZigBee® wireless transceivers, Microchip introduced a demo board that showcases graphics, touch sensing, USB and wireless connectivity.

•
Microchip’s 32-bit PIC32 MCU portfolio added new members to the smallest and lowest-cost family, which are the first PIC32s to feature dedicated audio and capacitive-sensing peripherals. Additionally, the new Wi-Fi Comm Demo Board makes it easy to evaluate the combination of PIC32s with Microchip’s Wi-Fi modules and free TCP/IP stack.

•	On the analog front, Microchip introduced a USB to SPI protocol converter that provides the simplest, smallest and most cost-effective way to add USB to existing designs.

•	The Company’s memory portfolio also expanded, with a lower-cost real-time clock that has 64 Bytes of SRAM and a digital-trimming circuit for higher accuracy. Additionally, Microchip introduced a new

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2012 Financial Results

development kit that enables designers to evaluate its SPI and SQI serial Flash memory devices using its modular Explorer 16 development platform.

First Quarter Fiscal Year 2013 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Guidance
	GAAP	Non-GAAP Adjustments[1]	Non-GAAP[1]
Results from Continuing Operations:
Net Sales	$349.1 to $362.6 million		$349.1 to $362.6 million
Gross Margin[3]	58.0% to 58.25%	$3.5 to $3.6 million	59.0% to 59.25%
Operating Expenses[3]	about 29.25%	$10.5 to $10.9 million	about 26.25%
Other Income (Expense)	($4.5) million	$2.0 million	($2.5) million
Tax Rate	12.75% to 13.25%	$2.4 million	13.0% to 13.5%
Net Income	$83.2 to $87.9 million	$13.5 to $14.0 million	$96.7 to $101.9 million
Diluted Common Shares Outstanding[2]	206.3 million shares	0.5 million shares	205.8 million shares
Earnings per Diluted Share	40 to 42 cents	about 7 cents	47 to 49 cents
1    See the “Use of Non-GAAP Financial Measures” section of this release.
2    Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip’s inventory days at June 30, 2012 are expected to be about flat from the March quarter. Our inventory position enables us to continue to service our customers with very short lead times while allowing us to control future capital expenditures. The actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending June 30, 2012 are expected to be approximately $18 million. Capital expenditures for all of fiscal year 2013 are anticipated to be approximately $70 million. We are continuing to take actions to invest in the equipment needed to support the expected growth of our new products and technologies.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2012 Financial Results

•	We expect net cash generation during the June quarter of approximately $100 million to $110 million prior to the dividend payment.

[1]
Use of Non-GAAP Financial Measures: Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, earn-out adjustments and legal and other general and administrative expenses associated with acquisitions), losses on equity securities, and non-cash interest expense on our convertible debentures, the related income tax implications of these items and nonrecurring tax events.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. The value of our equity securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management. The non-GAAP adjustments related to the impact of our acquisitions, nonrecurring tax events and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net including gains (losses) on equity method investments, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraphs, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2012 Financial Results

investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of its business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature, or to the one-time nature of the events, or in the case of our equity securities, because such item is difficult to predict and not within the control of management. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2012 quarter of $36.00 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands except per share amounts) (Unaudited)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net sales	$338,911	$379,985	$1,383,176	$1,487,205
Cost of sales	145,038	154,394	590,782	612,769
Gross profit	193,873	225,591	792,394	874,436
Operating expenses:
Research and development	47,713	44,159	182,650	170,607
Selling, general and administrative	50,754	56,885	212,391	227,781
Special charges	1,497	186	837	1,865
	99,964	101,230	395,878	400,253
Operating income	93,909	124,361	396,516	474,183
(Losses) gains on equity method investments	(135)	(28)	(195)	157
Other expense, net	(1,852)	(4,304)	(16,626)	(13,642)
Income from continuing operations before income taxes	91,922	120,029	379,695	460,698
Income tax provision	11,286	(10,583)	42,990	31,531
Net income from continuing operations	80,636	130,612	336,705	429,167
Discontinued operations:
Loss from discontinued operations before income taxes	-	(5,754)	-	(11,126)
Income tax benefit	-	(670)	-	(909)
Net loss from discontinued operations	-	(5,084)	-	(10,217)
Net income	$80,636	$125,528	$336,705	$418,950
Basic net income per common share continuing operations	$0.42	$0.69	$1.76	$2.29
Basic net loss per common share discontinued operations	-	(0.03)	-	(0.05)
Basic net income per common share	$0.42	$0.66	$1.76	$2.24
Diluted net income per common share continuing operations	$0.39	$0.65	$1.65	$2.2
Diluted net loss per common share discontinued operations	-	(0.03)	-	(0.05)
Diluted net income per common share	$0.39	$0.62	$1.65	$2.15
Basic common shares outstanding	192,570	188,933	191,283	187,066
Diluted common shares outstanding	206,017	201,829	203,519	194,715

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)
ASSETS
	March 31,	March 31,
	2012	2011
	(Unaudited)
Cash and short-term investments	$1,459,009	$1,243,496
Accounts receivable, net	170,201	181,202
Inventories	217,278	180,800
Other current assets	169,373	169,485
Total current assets	2,015,861	1,774,983

Property, plant & equipment, net	516,611	540,513
Long-term investments	328,586	464,838
Other assets	222,718	187,724

Total assets	$3,083,776	$2,968,058

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$139,164	$200,272
Deferred income on shipments to distributors	108,709	140,044
Total current liabilities	247,873	340,316

Convertible debentures	355,050	347,334
Long-term income tax payable	70,490	58,125
Deferred tax liability	411,368	399,527
Other long-term liabilities	8,322	10,318

Stockholders’ equity	1,990,673	1,812,438

Total liabilities and stockholders’ equity	$3,083,776	$2,968,058

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2012	2011	2012	2011
Gross profit, as reported	$193,873	$225,591	$792,394	$874,436
Share-based compensation expense	1,272	1,409	5,648	6,825
Acquisition-related acquired inventory valuation costs and intangible asset amortization	1,773	1,861	6,900	12,887
Non-GAAP gross profit	$196,918	$228,861	$804,942	$894,148
Non-GAAP gross profit percentage	58.1%	60.2%	58.2%	60.1%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2012	2011	2012	2011
Research and development expenses, as reported	$47,713	$44,159	$182,650	$170,607
Share-based compensation expense	(3,899)	(3,358)	(14,719)	(12,874)
Non-GAAP research and development expenses	$43,814	$40,801	$167,931	$157,733
Non-GAAP research and development expenses as a percentage of net sales	12.9%	10.7%	12.1%	10.6%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2012	2011	2012	2011
Selling, general and administrative expenses,as reported	$50,754	$56,885	$212,391	$227,781
Share-based compensation expense	(4,648)	(4,260)	(17,922)	(17,113)
Acquisition-related intangible asset amortization and other costs	(983)	(1,861)	(4,880)	(8,593)
Non-GAAP selling, general and administrative expenses	$45,123	$50,764	$189,589	$202,075
Non-GAAP selling, general and administrative expenses as a percentage of net sales	13.3%	13.4%	13.7%	13.6%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2012	2011	2012	2011
Operating income, as reported	$93,909	$124,361	$396,516	$474,183
Share-based compensation expense	9,819	9,027	38,289	36,812
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	2,756	3,722	11,780	21,480
Special charges	1,497	186	837	1,865
Non-GAAP operating income	$107,981	$137,296	$447,422	$534,340
Non-GAAP operating income as a percentage of net sales	31.9%	36.1%	32.3%	35.9%

RECONCILIATION OF GAAP OTHER EXPENSE,NET TO NON-GAAP OTHER INCOME (EXPENSE), NET

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2012	2011	2012	2011
Other expense, net, as reported	$(1,852)	$(4,304)	$(16,626)	$(13,642)
Convertible debt non-cash interest expense	1,932	1,746	7,512	6,846
Losses on equity securities	-	-	1,878	-
Non-GAAP other income (expense), net	$80	$(2,558)	$(7,236)	$(6,796)
Non-GAAP other income (expense), net, as a percentage of net sales	0.0%	(0.7)%	(0.5)%	(0.5)%

RECONCILIATION OF GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS TO NON-GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2012	2011	2012	2011
Income tax provision, as reported	$11,286	$(10,583)	$42,990	$31,531
Income tax rate, as reported	12.3%	-8.8%	11.3%	6.8%
Share-based compensation expense	1,234	1,051	4,889	4,493
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	192	151	656	714
Special charges	146	22	146	159
Convertible debt non-cash interest expense	724	655	2,817	2,567
Net tax benefit of IRS settlement, R&D tax credit reinstatement, and other tax matters	-	24,395	4,075	25,929
Losses on equity securities	-	-	704	-
Non-GAAP income tax provision	$13,582	$15,691	$56,277	$65,393
Non-GAAP income tax rate	12.6%	11.6%	12.8%	12.4%

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RECONCILIATION OF GAAP NET INCOME AND DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011			Twelve Months Ended March 31, 2012	Twelve Months Ended March 31, 2011
	Consolidated Operations	Consolidated Operations	Continuing Operations	Discontinued Operations	Consolidated Operations	Consolidated Operations	Continuing Operations	Discontinued Operations
Net income (loss), as reported	$80,636	$125,528	$130,612	$(5,084)	$336,705	$418,950	$429,167	$(10,217)
Share-based compensation expense, net of tax effect	8,585	7,976	7,976	-	33,400	32,319	32,319	-
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	2,564	3,571	3,571	-	11,124	23,454	20,766	2,688
Special charges, net of tax effect	1,351	164	164	-	691	1,706	1,706	-
Net tax benefit of IRS settlement R&D tax credit reinstatement and other tax matters	-	(24,395)	(24,395)	-	(4,075)	(25,929)	(25,929)	-
Convertible debt non-cash interest expense, net of tax effect	1,208	1,091	1,091	-	4,695	4,279	4,279	-
Losses on equity securities, net of tax effect	-	-	-	-	1,174	-	-	-
Non-GAAP net income (loss)	$94,344	$113,935	$119,019	$(5,084)	$383,714	$454,779	$462,308	$(7,529)
Non-GAAP net income (loss) as a percentage of net sales	27.8%		31.3%		27.7%		31.1%

Diluted net income (loss) per share, as reported	$0.39	$0.62	$0.65	$(0.03)	$1.65	$2.15	$2.20	$(0.05)
Non-GAAP diluted net income (loss) per share	$0.46	$0.57	$0.59	$(0.03)	$1.89	$2.35	$2.39	(0.04)
Diluted common shares outstanding Non-GAAP	205,603	201,133	201,133	201,133	202,969	193,665	193,665	193,665

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Microchip Technology Reports
Fourth Quarter Fiscal 2012
Financial Results

Microchip will host a conference call tomorrow, May 2, 2012 at 8:30 a.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 10, 2012.

A telephonic replay of the conference call will be available at approximately 11:30 a.m. (Eastern Time) May 2, 2012 and will remain available until 5:00 p.m. (Eastern Time) on May 10, 2012. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 8885745.

Cautionary Statement:

The statements in this release relating to our results continuing to improve in fiscal 2013, being positioned well to gain market share in our microcontroller and analog product lines, strong design win momentum, bookings continuing to be good, expecting revenue in the June 2012 quarter to be up between 3 and 7 percent sequentially, forecasting improvements in gross margin, operating margin and earnings per share, continued strong interest in our products, our first quarter fiscal 2013 guidance including GAAP and non-GAAP data as applicable for net sales, gross margin, operating expenses, other income (expense), tax rate, net income, diluted common shares outstanding, earnings per diluted share, inventory levels, capital expenditures for the June quarter and for fiscal 2013, inventory position enabling us to service our customers with very short lead times while allowing us to control future capital expenditures, expected growth of our new products and technologies and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued economic uncertainty or any unexpected fluctuations or further weakness in the U.S. and global economies, changes in demand or market acceptance of our products (including our licensed technology) and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; the risk that our customers may fail to continue to accept the SST product offerings; our actual average stock price in the June 2012 quarter and

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Microchip Technology Reports
Fourth Quarter Fiscal 2012
Financial Results

the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 1, 2012 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MPLAB, dsPIC and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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